Exhibit (a)(1)(B)

CEMEX, S.A. de C.V.

CEMEX, Inc.

LETTER OF TRANSMITTAL

to Accompany American Depositary Warrant Certificate(s),

evidencing

American Depositary Warrants

of

CEMEX, S.A. de C.V.

Tendered Pursuant to the Revised Offer to Purchase, dated December 10, 2003

THIS OFFER, THE PRORATION PERIOD AND YOUR RIGHT TO WITHDRAW YOUR ADWs WILL EXPIRE AT 4:15 P.M., NEW YORK CITY TIME, WHICH IS 3:15 P.M., MEXICO CITY TIME, ON JANUARY [    ], 2004, UNLESS THE OFFER IS EXTENDED. CEMEX, S.A. de C.V. (“CEMEX”) MAY EXTEND THE OFFER AT ANY TIME FOR UP TO THREE MONTHS, SUBJECT TO APPLICABLE REGULATORY APPROVALS.

The U.S. Tender Agent for the Offer is:

By Mail: CITIBANK N.A. Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	By Hand: CITIBANK N.A. c/o Securities Transfer and Reporting Services, Inc. Attn: Corporate Actions 100 Williams Street – Galleria New York, New York 10038	By Overnight Courier: CITIBANK N.A. Corporate Actions 161 Bay State Drive Braintree, MA 02184

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

FOR THIS LETTER OF TRANSMITTAL TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE U.S. TENDER AGENT AT THE ABOVE ADDRESS BEFORE THE OFFER EXPIRES (IN ADDITION TO THE OTHER REQUIREMENTS DETAILED IN THIS LETTER AND ITS INSTRUCTIONS). DELIVERY OF THIS LETTER OF TRANSMITTAL TO ANOTHER ADDRESS WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO CEMEX, S.A. de C.V., CEMEX, INC. OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE U.S. TENDER AGENT AND WILL NOT CONSTITUTE A VALID DELIVERY.

DESCRIPTION OF ADW(S) ENCLOSED

Name(s) and Address(es) of Record Holder(s) of ADW(s) (if blank, please fill in exactly as name(s) appear(s) on the ADW(s))	ADWs Tendered (Attach additional list if necessary)

	ADW Certificate Number(s)	Total Number of ADWs Evidenced by Certificate(s)	Number of ADWs Tendered(1)

Total Certificated ADWs Tendered

Total ADWs Tendered

(1)   If you desire to tender fewer than all ADWs evidenced by certificates listed, please indicate in this column the number of ADWs you wish to tender. Otherwise, all ADWs evidenced by such certificates will be deemed to have been tendered.

WHEN THIS LETTER OF TRANSMITTAL SHOULD BE USED:

You should complete this letter of transmittal only if you are including with this letter certificates representing the ADWs that you are tendering.

If you hold your ADWs in certificated form, you will be able to tender those ADWs only if you tender your ADWs in the manner described below or arrange for an agent to hold your ADWs on your behalf in book-entry form. If you appoint an agent, your agent may arrange for ADWs to be held in book-entry form through any participant in DTC. ADWs are held in book-entry form through a DTC participant subject to some restrictions set forth in the ADW deposit agreement. You and your agent should contact the information agent or the dealer manager at the numbers set forth on the back cover of the Revised Offer to Purchase enclosed herewith if you have questions in this regard. You may tender the ADWs registered in your name on the books of the U.S. tender agent by delivering to the U.S. tender agent a properly completed and duly executed letter of transmittal, together with the applicable signature guarantees from an eligible guarantor institution, and the certificate evidencing the ADWs specified in the accompanying letter of transmittal, in each case, on or prior to the expiration date.

ADDITIONAL INFORMATION REGARDING TENDERED ADWs

☐	Check here if any certificate evidencing the ADWs you are tendering with this letter of transmittal has been lost, stolen, destroyed or mutilated. If so, you must complete an Affidavit of Loss and return it with your letter of transmittal. A bond may be required to be posted by you to secure against the risk that the certificates may be recirculated. Please call Citibank, N.A., as the transfer agent for the ADWs, between 8:30 a.m. and 6:00 p.m. (New York City time) at 1 (800) 308-7887 to get an Affidavit of Loss, for further instructions and for a determination as to whether you will need to post a bond. See Instruction 13.

PRICE AT WHICH YOU ARE TENDERING

(SEE INSTRUCTION 5)

You may only select one price at which you agree to tender your ADWs to CEMEX Inc., per ADW certificate tendered. If you hold less ADW certificates than the number of prices you wish to select for your ADWs to be purchased by CEMEX, Inc., you may contact Citibank, N.A., as the ADW depositary for instruction on how to receive (i) book-entry ADWs or (ii) the appropriate number of ADW certificates equal to the number of prices you wish to select for the sale of your ADWs. Your ADWs will not be validly tendered if (i) more than one box is checked and you are not tendering an ADW certificate evidencing the same number of ADWs opposite such box or (ii) no box is checked.

ADWS TENDERED AT A PRICE DETERMINED BY YOU:

By checking one of the following boxes below you are tendering ADWs at the price checked. This action could result in none of your ADWs being purchased if the purchase price selected by CEMEX for the ADWs (the “Selected Purchase Price”) is less than the price checked below. If you check only one box and do not indicate the number of ADWs you wish to tender at that price, all of the ADWs, described above in the box entitled, “Description of ADW(s) Enclosed,” will be deemed tendered at the Selected Purchase Price. If you want to tender different portions of your ADWs at more than one price, you must indicate beside each box, the number of ADWs you wish to tender at those specific prices. The same ADWs cannot be tendered at more than one price.

PRICE (IN PESOS) PER ADW AT WHICH ADWs ARE BEING TENDERED

	Price	Number	ADW Certificate Number

☐	U.S.$ equivalent of Ps25.50

☐	U.S.$ equivalent of Ps27.00

☐	U.S.$ equivalent of Ps28.50

☐	U.S.$ equivalent of Ps30.00

☐	U.S.$ equivalent of Ps31.50

☐	U.S.$ equivalent of Ps33.00

☐	U.S.$ equivalent of Ps34.50

☐	U.S.$ equivalent of Ps36.00

☐	U.S.$ equivalent of Ps37.50

☐	U.S.$ equivalent of Ps39.00

☐	U.S.$ equivalent of Ps40.50

If you wish to ensure that your ADWs will be purchased, subject to the proration provisions of the Offer, you should check the box next to the minimum purchase price of the U.S.$ equivalent of Ps25.50 per ADW above. This means that you will accept the minimum purchase price or a higher purchase price selected by CEMEX in accordance with the terms of the Offer to Purchase and the related letter of transmittal.

    SPECIAL PAYMENT INSTRUCTIONS

    (SEE INSTRUCTIONS 1, 6, 7 AND 9)

Complete this box only if you want
certificates for ADWs not tendered or not
purchased and/or the check for the purchase
price to be issued in the name of someone other
than you.

Issue: ☐ Check ☐ Certificate(s) to:

Name

(Please print)

Address

(Include Zip Code)

(Tax Identification or Social Security No.)

(See Substitute Form W-9)

    SPECIAL DELIVERY INSTRUCTIONS

    (SEE INSTRUCTIONS 1, 6, 7 AND 9)

Complete this box only if you want
certificates for ADWs not tendered or not
purchased and/or the check for the purchase
price to be mailed to someone other than you, or
to you at an address other than that designated
earlier.

Mail: ☐ Check ☐ Certificate(s) to:

Name

(Please print)

Address

(Include Zip Code)

CEMEX has no obligation, pursuant to the “Special Payment Instructions”, to transfer any certificate for ADWs from the name of its registered holder(s) if CEMEX, Inc. does not purchase any of the ADWs represented by such certificate.

ODD LOTS

(SEE INSTRUCTION 8)

Complete this section ONLY if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 appreciation warrants or 20 ADWs.

On the date hereof, you either (check one box):

☐	are the beneficial or record owner of an aggregate of fewer than 100 appreciation warrants or 20 ADWs, and are tendering all of such appreciation warrants or ADWs, or

☐	are a broker, dealer, commercial bank, trust company or other nominee which:

(a)	is tendering, for the beneficial owners thereof, appreciation warrants or ADWs with respect to which it is the record owner, and

(b)	believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner of an aggregate of fewer than 100 appreciation warrants or 20 ADWs and is tendering all of such appreciation warrants or ADWs.

PAYMENT OF PURCHASE PRICE FOR ADWs

All appreciation warrants purchased in the offer will be purchased by CEMEX, and all ADWs purchased in the offer will be purchased by CEMEX, Inc., a wholly-owned U.S. subsidiary of CEMEX.

Upon the terms and conditions of the offer, as soon as practicable following the expiration date, CEMEX will:

•	determine the purchase price CEMEX and CEMEX, Inc. will pay for appreciation warrants and ADWs, respectively, validly tendered and not properly withdrawn, taking into account the number of appreciation warrants and ADWs so tendered and the prices specified by tendering holders; and

•	cause to be accepted for payment and cause to be paid for, and thereby purchased, appreciation warrants and ADWs validly tendered at prices equal to or below the Selected Purchase Price and not properly withdrawn.

For purposes of the offer, CEMEX and CEMEX, Inc. will be deemed to have accepted or caused to be accepted for payment and therefore purchased or caused to have been purchased appreciation warrants and ADWs, respectively, that are validly tendered at or below the Selected Purchase Price and not properly withdrawn, subject to the odd lot priority and proration provisions of the offer, only when, as and if CEMEX gives notice to the Mexican dealer manager or the U.S. tender agent, as applicable, of its acceptance of the appreciation warrants or ADWs for payment.

Upon the terms and conditions of the offer, as soon as practicable after the expiration date, CEMEX will accept for payment and purchase at the Selected Purchase Price 90,018,042 appreciation warrants (including appreciation warrants represented by ADWs, which ADWs will be accepted for payment by CEMEX, Inc.), if validly tendered and not properly withdrawn, or such lesser number of appreciation warrants (including appreciation warrants represented by ADWs, which ADWs will be accepted for payment by CEMEX, Inc.) as are validly tendered, and not properly withdrawn, at or below the Selected Purchase Price, which will be a single price in Mexican Pesos not greater than Ps8.10 per appreciation warrant (U.S.$ equivalent of Ps40.50 per ADW) nor less then Ps5.10 per appreciation warrant (U.S.$ equivalent of Ps25.50 per ADW).

CEMEX will pay or cause to be paid for appreciation warrants purchased pursuant to the offer by paying to each Mexican broker-dealer tendering appreciation warrants the aggregate purchase price for the appreciation warrants purchased from such Mexican broker-dealer, which will act as agent for the holders on whose behalf it tendered such appreciation warrants for the purpose of receiving payment from us and transmitting payment to such holders. CEMEX, Inc. will pay for ADWs purchased pursuant to the offer by paying the aggregate purchase price for the ADWs to the U.S. tender agent, which will act as agent for tendering holders for the purpose of receiving payment from CEMEX, Inc. and transmitting payment to the tendering holders. Citibank, N.A., as the U.S.

tender agent, will arrange for the conversion of the purchase price paid in Mexican Pesos in respect of appreciation warrants underlying ADWs purchased in the offer into U.S. Dollars at an exchange rate available to it on the payment date for subsequent delivery to you.

Neither CEMEX, CEMEX, Inc. nor Citibank, N.A. are responsible for the U.S. tender agent in fact being able to convert Mexican Pesos received for U.S. Dollars as a result of exchange controls or otherwise, or for the exchange rate at which such conversion ultimately occurs. Although Mexico has had no exchange control system in place since 1991, if an exchange control system were to be in effect on the payment date and as a result the U.S. tender agent were to be unable to convert Mexican Pesos into U.S. Dollars, the U.S. tender agent would deliver the purchase price to you in Mexican Pesos. In this case, you may be required to designate an account to take delivery of the purchase price in Mexican Pesos.

NOTE: IF YOU WANT TO TENDER YOUR ADWs,

SIGNATURES MUST BE PROVIDED ON PAGE 7

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To Citibank, N.A., as U.S. tender agent:

The undersigned hereby tenders to CEMEX, Inc., a Louisiana Corporation, the above-described ADWs of CEMEX, at the price per ADW indicated in this letter of transmittal, upon the terms and subject to the conditions set forth in the Revised Offer to Purchase, dated December 10, 2003, receipt of which is hereby acknowledged, and in this letter of transmittal which, as amended or supplemented from time to time, together constitute the offer.

Subject to, and effective upon, acceptance for payment of the ADWs tendered in accordance with the terms and subject to the conditions of the offer, including, if the offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned agrees to sell, assign and transfer to, or upon the order of, CEMEX, Inc. all right, title and interest in and to all ADWs tendered and irrevocably constitutes and appoints the U.S. tender agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the ADWs with full knowledge that the U.S. tender agent also acts as the agent of CEMEX and CEMEX, Inc. with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to:

1.	deliver certificate(s) representing the ADWs, together with all accompanying evidences of transfer and authenticity, to or upon the order of CEMEX, Inc. upon receipt by the U.S. tender agent, as the undersigned’s agent, of the purchase price with respect to the ADWs;

2.	present certificates for the ADWs for cancellation and transfer on CEMEX’s books; and

3.	receive all benefits and otherwise exercise all rights of beneficial ownership of the ADWs, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the offer.

The undersigned covenants, represents and warrants to CEMEX and CEMEX, Inc. that:

1.	the undersigned has full power and authority to tender, sell, assign and transfer the ADWs tendered hereby and when and to the extent accepted for payment, CEMEX, Inc. will acquire good, marketable and unencumbered title to the tendered ADWs, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the ADWs, and not subject to any adverse claims;

2.	the undersigned understands that tenders of ADWs pursuant to any one of the procedures described in the section captioned “The Offer—2. Procedures for Tendering Appreciation Warrants and ADWs” of the Revised Offer to Purchase and in the instructions to this letter of transmittal will constitute the undersigned’s acceptance of the terms and conditions of the offer, including the undersigned’s representation and warranty that (a) the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, in the ADWs or equivalent securities at least equal to the ADWs being tendered, and (b) the tender of ADWs complies with Rule 14e-4;

3.	the undersigned will, upon request, execute and deliver any additional documents deemed by the U.S. tender agent or CEMEX, Inc. to be necessary or desirable to complete the sale, tender, assignment and transfer of the ADWs tendered; and

4.	the undersigned has read, understands and agrees to all of the terms of the offer.

The undersigned understands that CEMEX’s acceptance of ADWs tendered pursuant to any one of the procedures described in the section captioned “The Offer—2. Procedures for Tendering Appreciation Warrants and ADWs” of the Revised Offer to Purchase and in the instructions to this letter of transmittal will constitute a binding agreement between the undersigned and CEMEX and CEMEX, Inc. upon the terms and subject to the conditions of the offer. The undersigned acknowledges that under no circumstances will CEMEX, Inc. pay interest on the purchase price, including without limitation, by reason of any delay in making payment.

The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates evidencing ADWs tendered. The certificate numbers, the number of ADWs evidenced by the certificates, the number of ADWs that the undersigned wishes to tender, and the price at which the ADWs are being tendered (one price per ADW certificate tendered) should be set forth in the appropriate boxes above.

The undersigned understands that CEMEX will determine the Selected Purchase Price, which will be a single per appreciation warrant price, not greater than Ps8.10 per appreciation warrant (U.S.$ equivalent of Ps40.50 per ADW) nor less than Ps5.10 per appreciation warrant (U.S.$ equivalent of Ps25.50 per ADW) that it will pay for appreciation warrants and ADWs validly tendered, taking into account the number of appreciation warrants and ADWs tendered and the prices specified by tendering holders. CEMEX will select the lowest purchase price that will allow it to purchase 90,018,042 appreciation warrants (including appreciation warrants represented by ADWs), or if a lesser number of appreciation warrants (including appreciation warrants represented by ADWs) are validly tendered, all appreciation warrants (including appreciation warrants represented by ADWs) that are validly tendered and not properly withdrawn. All appreciation warrants and ADWs acquired in the offer will be acquired at the Selected Purchase Price. All appreciation warrants and ADWs validly tendered at prices equal to or below the Selected Purchase Price and not properly withdrawn will be purchased, subject to the conditions of the offer and the “odd lot” priority and proration provisions described in the Revised Offer to Purchase. Appreciation warrants and ADWs tendered at prices in excess of the Selected Purchase Price and appreciation warrants and ADWs not purchased because of proration will be returned without expense to the holder. All appreciation warrants purchased in the offer will be purchased by CEMEX, and all ADWs purchased in the offer will be purchased by CEMEX, Inc.

The undersigned recognizes that under the circumstances set forth in the Revised Offer to Purchase, CEMEX may terminate or amend the offer or may postpone the acceptance for payment of, or the payment for, ADWs tendered or may accept for payment fewer than all of the ADWs tendered. The undersigned understands that certificate(s) for any ADWs not tendered or not purchased will be returned to the undersigned at the address indicated above, unless otherwise indicated in the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” above. The undersigned acknowledges that CEMEX has no obligation, pursuant to the “Special Payment Instructions” box, to transfer any certificate for ADWs from the name of its registered holder(s), if CEMEX, Inc. does not purchase any of the ADWs represented by such certificate.

The check for the aggregate net purchase price for the ADWs tendered and purchased will be issued to the order of the undersigned and mailed to the address indicated above, unless otherwise indicated in the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions” above.

All authority conferred or agreed to be conferred by this letter of transmittal will survive the death or incapacity of the undersigned, and any obligation of the undersigned will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Revised Offer to Purchase, this tender is irrevocable.

IMPORTANT—ADW HOLDERS SIGN HERE

(PLEASE COMPLETE AND RETURN WITH THE ATTACHED SUBSTITUTE FORM W-9.)

(This page must be signed by the registered holder(s) exactly as such holder(s) name(s) appear(s) on certificate(s) for ADWs or on a security position listing or by person(s) authorized to become the registered holder(s) thereof by certificates and documents transmitted with this letter of transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)

Dated:                                      , 2003

Name(s): (Please Print)

(Signature(s) of Owner(s))

Capacity (full title):

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Tax Identification or Social Security Number:
(SEE SUBSTITUTE FORM W-9)

GUARANTEE OF SIGNATURE(S)

(SEE INSTRUCTIONS 1 AND 6 TO DETERMINE IF REQUIRED)

Authorized Signature:

Name:
(Please Print)

Title:

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Dated: , 2003

TO BE COMPLETED BY ALL TENDERING ADW HOLDERS

(SEE INSTRUCTION 12)

PAYER’S NAME

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN: Social Security Number or Taxpayer Identification Number

(1)    The number shown on this form is my correct Number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (the withholding, (ii) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS—You must cross out item (2) in part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

	SIGNATURE: DATE: NAME (please print):	Part 3– Awaiting TIN [ ]

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE BACKUP WITHHOLDING RATE ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE

BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 30% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

Name (Please Print)

Address

INSTRUCTIONS FORMING PART OF THE TERMS AND

CONDITIONS OF THE OFFER INSTRUCTIONS

1.    Guarantee of Signatures.    Depending on how the certificates for your ADWs are registered and to whom you want payments or deliveries made, you may need to have the signatures on this letter of transmittal guaranteed by an eligible guarantor institution. No signature guarantee is required if either:

•	this letter of transmittal is signed by the registered holder(s) of the ADWs tendered exactly as the name of the registered holder(s) appears on the certificate(s) for the ADWs and payment and delivery are to be made directly to the holder, unless the holder has completed either of the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions” above; or

•	the ADWs are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

In all other cases an eligible guarantor institution must guarantee all signatures on this letter of transmittal. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 6.

2.    Delivery of Letter of Transmittal and Certificates.    For your ADWs to be validly tendered the following must happen:

•	The U.S. tender agent must receive all of the following at its address above in this letter of transmittal before or on the date CEMEX’s offer expires:

•	the certificates for the ADWs;

•	a properly completed and duly executed letter of transmittal or a manually executed facsimile of it, including any required signature guarantees; and

•	any other documents required by this letter of transmittal.

THE METHOD OF DELIVERING ALL DOCUMENTS, INCLUDING CERTIFICATES FOR ADWs, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR ELECTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

All tendering ADW holders, by execution of this letter of transmittal or a manually signed facsimile of this letter of transmittal, waive any right to receive any notice of the acceptance of their tender.

3.    Inadequate Space.    If the space provided in the box entitled “Description of ADWs Tendered” above is inadequate, the certificate numbers and/or the number of ADWs should be listed on a separate signed schedule and attached to this letter of transmittal.

4.    Partial Tenders and Unpurchased ADWs.    If fewer than all of the ADWs evidenced by any certificate are to be tendered, fill in the number of ADWs that are to be tendered in the column entitled “Number of ADWs Tendered” in the box entitled “Description of ADWs Tendered” above. In that case, if any tendered ADWs are purchased, a new certificate for the remainder of the ADWs (including any ADWs not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in either the box entitled “Special Payment Instructions” or “Special Delivery Instructions” in this letter of transmittal, as soon as practicable after the expiration date. Unless otherwise indicated, all ADWs represented by the certificate(s) set forth above and delivered to the U.S. tender agent will be deemed to have been tendered.

If any tendered ADWs are not purchased or are properly withdrawn, or if less than all ADWs evidenced by an ADW holder’s certificates are tendered, certificates for unpurchased ADWs will be returned as soon as practicable after the expiration or termination of the tender offer or the proper withdrawal of the ADWs, as applicable. In each case, ADWs will be returned or credited without expense to the ADW holder.

5.    Indication of Price at Which ADWs are Being Tendered.    If you want to tender your ADWs you must properly complete the pricing section of this letter of transmittal, which is called “Price At Which You Are Tendering”. You must check at least one box in the pricing section. Your ADWs will not be validly tendered if (i) more than one box is checked and you are not delivering a separate ADW certificate evidencing the same number of ADWs opposite each such box or (ii) no box is checked. If you check only one box and do not indicate the number of ADWs you wish to tender at that price, all of the ADWs evidenced on all of your ADW certificates and described above in the box entitled, “Description of ADWs Enclosed”, will be deemed tendered at the Selected Purchase Price. You may only select one price at which you agree to tender your ADWs to CEMEX, Inc. per ADW certificate tendered. To tender ADWs validly, one and only one price box must be checked in the pricing section on the letter of transmittal for each certificate evidencing your tendered ADWs.

6.    Signatures on Letter of Transmittal; Stock Powers and Endorsements.    Exact Signature. If this letter of transmittal is signed by the registered holder(s) of the ADWs tendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

Joint Holders.    If the ADWs tendered are registered in the names of two or more joint holders, each holder must sign this letter of transmittal.

Different Names on Certificates.    If any tendered ADWs are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate letters of transmittal (or manually signed facsimiles) as there are different registrations of certificates.

Endorsements.    When this letter of transmittal is signed by the registered holder(s) of the ADWs tendered, no endorsements of certificates representing the ADWs or separate stock powers are required unless payment is to be made or the certificates for ADWs not tendered or not purchased are to be issued to a person other than the registered holder(s). Signature(s) on the certificate(s) must be guaranteed by an eligible institution.

If this letter of transmittal is signed by a person other than the registered holder(s) of the certificates listed, or if payment is to be made or certificates for ADWs not tendered or not purchased are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificates, and the signatures on the certificates or stock powers must be guaranteed by an eligible institution. See Instruction 1.

Signatures of Fiduciaries.    If this letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to CEMEX of his or her authority to so act.

7.    Stock Transfer Taxes.    Except as provided in this Instruction 7, no stock transfer tax stamps or funds to cover tax stamps need accompany this letter of transmittal. CEMEX, Inc. will pay any stock transfer taxes payable on the transfer to it of ADWs purchased pursuant to the offer. If, however, (a) payment of the purchase price is to be made to any person other than the registered holder(s); (b) ADWs not tendered or rejected for purchase are to be registered in the name(s) of any person(s) other than the registered holder(s); or (c) certificates representing tendered ADWs are registered in the name(s) of any person(s) other than the person(s) signing this letter of transmittal, then the U.S. tender agent will deduct from the purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), other person(s) or otherwise) payable on account of the transfer to that person, unless satisfactory evidence of the payment of the taxes or any exemption therefrom is submitted.

8.    Odd Lots.    If CEMEX is to purchase fewer than all appreciation warrants and ADWs validly tendered and not properly withdrawn, the appreciation warrants and ADWs purchased first will consist of all appreciation warrants or ADWs validly tendered by any holder who owns, beneficially or of record, an aggregate of fewer than 100 appreciation warrants or 20 ADWs and who tenders all of the holder’s appreciation warrants and ADWs at or below the Selected Purchase Price. This preference will not be available unless the section captioned “Odd Lots” is completed.

9.    Special Payment and Delivery Instructions.    If certificate(s) for ADWs not tendered or not purchased and/or check(s) are to be issued in the name of a person other than the signer of this letter of transmittal or if the certificates and/or checks are to be sent to someone other than the person signing this letter of transmittal or to the signer at a different address, the box entitled “Special Payment Instructions” and/or the box entitled “Special Delivery Instructions” on this letter of transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 1.

10.    Irregularities.    All questions as to the number of ADWs to be accepted, the price to be paid for ADWs to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of ADWs will be determined by CEMEX in its sole discretion and that determination will be final and binding on all parties. CEMEX reserves the absolute right to reject any or all tenders of any ADWs that it determines are not in proper form or the acceptance for payment of or payment for which it determines may be unlawful. CEMEX also reserves the absolute right to waive any of the conditions of the tender offer or any defect or irregularity in any tender with respect to any particular ADWs or any particular ADW holder, and CEMEX’s interpretation of the terms of the tender offer (including these Instructions) will be final and binding on all parties. No tender of ADWs will be deemed to have been properly made until all defects or irregularities have been cured by the tendering ADW holder or waived by CEMEX. Unless waived, any defects and irregularities in connection with tenders must be cured within the time period, if any, CEMEX determines. Neither CEMEX, CEMEX, Inc., nor any of the U.S. tender agent, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any tender or incur any liability for failure to give any such notification.

11.    Questions and Requests for Assistance and Additional Copies.    Questions and requests for additional copies of the Offer to Purchase or the letter of transmittal may be directed to Global Bondholder Services Corporation, the information agent or Citigroup Global Markets Inc., the dealer manager at their respective telephone numbers and addresses set forth on the back page of the Offer to Purchase and set forth below.

12.    Tax Identification Number and Backup Withholding.    Federal income tax law generally requires that an ADW holder whose tendered ADWs are accepted for purchase, or the ADW holder’s assignee (in either case, the “payee”), provide the U.S. tender agent with the payee’s correct Taxpayer Identification Number (“TIN”), which, in the case of a payee who is an individual, is the payee’s social security number. If the U.S. tender agent is not provided with the correct TIN or an adequate basis for an exemption, the payee may be subject to penalties imposed by the IRS and backup withholding at the applicable backup withholding rate on the gross proceeds received pursuant to the offer. If withholding results in an overpayment of taxes, a refund may be obtained. To prevent backup withholding, each payee must provide the payee’s correct TIN by completing the Substitute Form W-9 set forth in this letter of transmittal, certifying that the TIN provided is correct (or that the payee is awaiting a TIN) and that

•	the payee is exempt from backup withholding,

•	the payee has not been notified by the Internal Revenue Service that the payee is subject to backup withholding as a result of a failure to report all interest or dividends, or

•	the Internal Revenue Service has notified the payee that the payee is no longer subject to backup withholding.

If the payee lacks a TIN, the payee should

•	consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for instructions on applying for a TIN,

•	check “Awaiting TIN” in the box in Part 3 of the Substitute Form W-9, and

•	sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth in this document.

If the payee does not provide the payee’s TIN to the U.S. tender agent within sixty (60) days, backup withholding will begin and continue until the payee furnishes the payee’s TIN to the U.S. tender agent. Note that checking the box in Part 3 on the Substitute Form W-9 means that the payee has already applied for a TIN or that the payee intends to apply for one in the near future.

If ADWs are held in more than one name or are not in the name of the actual owner, consult the W-9 guidelines for information on which TIN to report.

Exempt payees (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt payee should write “Exempt” in Part 2 of the Substitute Form W-9. See the enclosed W-9 guidelines for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, that person must submit a completed IRS Form W-8 Certificate of Foreign Status or a Substitute Form W-8, signed under penalty of perjury attesting to the exempt status. This form may be obtained from the U.S. tender agent.

Non-United States holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

13.    Lost, Stolen, Destroyed or Mutilated Certificates.    If your certificate for part or all of your ADWs has been lost, stolen, misplaced or destroyed, you should contact Citibank, N.A., as the transfer agent for the ADWs, between 8:30 a.m. and 6:00 p.m. (New York City time) at 1 (800) 308-7887, for instructions as to obtaining an Affidavit of Loss. The Affidavit of Loss will then be required to be submitted together with this letter of transmittal in order to receive payment for ADWs that are tendered and accepted for payment. A bond may be required to be posted by you to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact Citibank, N.A. immediately in order to receive further instructions, to permit timely processing of this documentation and for a determination as to whether you will need to post a bond.

The Information Agent for the Offer is:

Global Bondholder Services Corporation

65 Broadway, Suite 704

New York, NY 10006

Attn: Corporate Actions

Banks and Brokers call collect: (212) 430-3774

All others call toll free: (866) 470-4100

The U.S. Dealer Manager for the Offer is:

Citigroup

388 Greenwich Street

New York, New York 10013

Tel: (212) 816-6000